UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2010

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Bylaws.

On February 15, 2010, the Board of Directors of Choice Hotels International, Inc. (the “Company”) unanimously approved an amendment and restatement of the Company’s Bylaws effective immediately. The changes contained in the Amended and Restated Bylaws are intended to address actual or potential inconsistencies between the Bylaws and other relevant corporate documents or with corporate practice, and reflect updates to Delaware corporate law.

Article II, Section 1:	These changes correspond to changes in the Delaware corporate law that provide a company with the flexibility to permit conduct of shareholder meetings solely by means of remote communication and to permit electronic communication, voting and access for such meetings, as permitted under current Delaware law. Previously, the Bylaws did not address concepts of remote and electronic communication.

Additional changes related to the foregoing have been made in Sections 3, 4, and 5 of Article II, Section 1 of Article V, and other provisions of the Bylaws.

Article II, Section 2:	Language was deleted that had specified that the annual shareholder meeting must take place in September or October. As revised, the annual shareholder meeting may take place on such dates as the Board of Directors may choose.

Article II, Section 6:	These changes are intended to clarify that the director nomination process at a shareholder meeting is separate from the conduct of general business. Previously, the Bylaws did not specifically make this distinction.

Article II, Section 10:	These changes specify certain procedures for the conduct of shareholder meetings.

Article III, Section 1:	This section was amended to remove the mandatory retirement age for directors, since that concept is already addressed in the Board’s Corporate Governance Guidelines. Language pertaining to the Board’s initial constitution was also deleted. Previously, the Bylaws required that the initial Board must consist of 9 directors, and that all directors other than Stewart Bainum Sr. (a former director) must retire at the age of 70.

Article VI, Section 1:	These changes limit the number of required officer positions to Chairman, President, Secretary, Treasurer, and Chief Executive Officer. All other officer positions may now be created and appointed (or left vacant) at the Board’s discretion. Specifically, this amendment removes the requirement that existed under the previous Bylaws that the Company maintain a Vice-Chairman.

Conforming changes related to the foregoing have been made throughout Articles III and VI.

Article VIII, Section 1:	Changes to this provision were made to ensure compliance with the NYSE’s requirement that the Company be eligible in its bylaws to participate in the Direct Registration System (DRS). Previously, the Bylaws did not address participation in the DRS system.

Certain other immaterial changes were made to conform to the revised nomenclature, move provisions within the Bylaws, and to correct typographical errors.

The foregoing summary of the changes to the Bylaws is subject to, and qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.02 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.02 —Amended and Restated Bylaws of Choice Hotels International, Inc. dated February 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer & Treasurer